                                                         EX-99.B(j)-ciconsnt


                          INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 60 to Registration Statement No. 2-36007 on Form N-1A of United International Growth Fund, Inc., of our reports dated August 6, 1999 and February 4, 2000, appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the references to us under the caption "Financial Highlights" in such Prospectus.



/s/ Deloitte & Touche LLP
--------------------------------
Deloitte & Touche LLP
Kansas City, Missouri
June 26, 2000